SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2008

NMS Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
 (State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts 01702
(Address of Principal Executive Offices) (Zip Code)

(508) 271-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 6, 2008, NMS Communications Corporation, a Delaware corporation (“NMS”), entered into a Loan and Security Agreement (the “Credit Facility”) with Silicon Valley Bank (“SVB”), which permits NMS to borrow up to $6 million in the form of revolving loan advances, including up to $6 million in the form of letters of credit, foreign exchange contracts, or cash management services.  Principal borrowings under the Credit Facility accrue interest at a floating per annum rate equal to SVB’s prime rate.  The Credit Facility matures on May 5, 2010.

The Credit Facility includes customary lending and reporting covenants including that certain financial covenants applicable to liquidity and earnings are to be maintained by NMS and tested as of the last day of each quarter (in some cases monthly, if borrowing).  The Credit Facility also includes several potential events of default, which upon occurrence could cause interest to be charged at prime plus four percentage points. These events of default include, without limitation payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, material adverse change conditions, attachment of assets, insolvency conditions, defaults relating to uninsured judgments or defaults under other agreements, guarantees or indebtedness. Any uncured events of default may result in SVB’s right to declare all outstanding obligations immediately due and payable.

The Credit Facility contains negative covenants applicable to NMS and its subsidiaries, including, without limitation prohibitions on certain transfers of its business or property, the payment of certain dividends, changes in business, management or business locations, certain mergers or acquisitions, incurrence or assumption of indebtedness, encumbrance of assets, certain distributions or investments, certain transactions with affiliates, improper debt payments and certain actions related to the Investment Company Act of 1940 and ERISA.

Loans under the Credit Facility are (i) secured by a security interest in substantially all assets of NMS (other than certain intellectual property assets), and (ii) guaranteed by certain domestic subsidiaries of NMS, each of which has entered into an unconditional guaranty agreement and a security agreement effective as of May 6, 2008 in favor of SVB.

NMS intends to utilize the Credit Facility as a source of capital for ongoing operations and working capital needs.

The foregoing description of the Credit Facility does not purport to be a complete statement of the parties’ rights under the Credit Facility and is qualified in its entirety by reference to the full text of the Credit Facility which is filed with this report as Exhibit 10.38.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

The Credit Facility contains certain restrictions related to acquisitions and the payment of dividends. The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.03.

ITEM 9.01 – FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.38	Loan and Security Agreement by and between Silicon Valley Bank and NMS Communications Corporation, dated as of May 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS COMMUNICATIONS CORPORATION

May 12, 2008	By:	/s/ Herbert Shumway
Name: Herbert Shumway
		Title:	Senior Vice President of Finance and Operations, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.38	Loan and Security Agreement by and between Silicon Valley Bank and NMS Communications Corporation, dated as of May 6, 2008